Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Lennar Corporation

We consent to the incorporation by reference in this Registration Statement of Lennar Corporation on Form S-3 of our reports dated February 27, 2004, appearing in the Annual Report on Form 10-K of Lennar Corporation for the year ended November 30, 2003, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Miami, Florida
July 1, 2004